                                                                      EXHIBIT 12

                           SUN HEALTHCARE GROUP, INC.

                       RATIO OF EARNINGS TO FIXED CHARGES

                    (IN THOUSANDS OF DOLLARS, EXCEPT RATIO)
                                  (UNAUDITED)


                                                             YEAR ENDED DECEMBER 31,
                                         ----------------------------------------------------------------
EARNINGS:                                  1992       1993       1994       1995       1996       1997
                                         ---------  ---------  ---------  ---------  ---------  ---------
  Earnings before income taxes and
    extraordinary items................  $   7,258  $  22,710  $  36,807  $  12,794  $  52,466  $  95,882
  Add Fixed Charges (excluding portion
    capitalized).......................      7,891      9,634     39,742     65,444     75,553    143,139
                                         ---------  ---------  ---------  ---------  ---------  ---------
Earnings available for fixed charges...  $  15,149  $  32,344  $  76,549  $  78,238  $ 128,019  $ 239,021
                                         ---------  ---------  ---------  ---------  ---------  ---------
                                         ---------  ---------  ---------  ---------  ---------  ---------
FIXED CHARGES:
  Interest charges (including portion
    capitalized).......................  $     925  $     379  $  14,253  $  24,668  $  28,371  $  76,924
  Estimated interest factor on rental
    expense............................      6,966      9,293     29,194     43,615     49,654     68,238
                                         ---------  ---------  ---------  ---------  ---------  ---------
Total fixed charges....................  $   7,891  $   9,672  $  43,447  $  68,283  $  78,025  $ 145,162
                                         ---------  ---------  ---------  ---------  ---------  ---------
                                         ---------  ---------  ---------  ---------  ---------  ---------
RATIO OF EARNINGS TO FIXED CHARGES.....       1.92       3.34       1.76       1.15       1.64       1.65
                                         ---------  ---------  ---------  ---------  ---------  ---------
                                         ---------  ---------  ---------  ---------  ---------  ---------
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